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        MCDERMOTT, WILL & EMERY


                                    March 15, 2004


Actuant Corporation
6100 North Baker Road
Milwaukee, Wisconsin  53209

         Re:      Registration Statement on Form S-3
                  2% Convertible Senior Subordinated Debentures Due 2023 Shares of Class A Common Stock, par value $0.20 per share


Ladies and Gentlemen:

                  We have acted as tax counsel to Actuant Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale under the Securities Act of $150,000,000 aggregate principal amount of the Company's 2% Convertible Senior Subordinated Debentures due 2023 (the "Debentures"), which are convertible into shares of the Company's Class A common stock, $0.20 par value per share.

                  In rendering the opinion set forth herein, we have reviewed the Registration Statement, including the exhibits thereto, and such other documents, records and instruments as we have deemed necessary or appropriate for purposes of this opinion. In our review, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

                  Based upon and subject to the foregoing, we are of the opinion that the discussion set forth in the Registration Statement under the heading "Material United States Federal Income Tax Considerations," to the extent it states matters of law, summaries of legal matters, or legal conclusions with respect thereto under the laws of the United States, is correct in all material respects as of the date hereof.

                  The opinion set forth above is based upon our interpretations of current United States federal income tax law, including court authority and existing Final and Temporary Regulations, which are subject to change both

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prospectively and retroactively. No opinion is being rendered as to the amount of the comparable yield for the Debentures. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus under the caption "Legal Matters" with respect to the matters stated therein. In giving such consent, we do not admit that we are "experts" under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Debentures or common stock and is not to be relied upon for any other purpose.

                                         Very truly yours,

                                         /s/ McDermott, Will & Emery

                                         MCDERMOTT, WILL & EMERY